(logo) TRAMER &

BOLBACK

INC.

Certified Public Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT ON COMPLIANCE

WITH SERVICING STANDARDS REQUIRED BY SECURITIES AND EXCHANGE

COMMISSION REGULATION AB

To the Board of Directors and Shareholders

Bernard Financial Corporation

dba Bernard Financial Servicing Group

We have examined management’s assertion about Bernard Financial Corporation’s (The Company) compliance with the following servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB: 1122(d)(1)(i), 1122(d)(1)(ii), 1122(d)(1)(iv), 1122(d)(1)(v), 1122(d)(2)(i), 1122(d)(2)(ii), 1122(d)(2)(iii), 1122(d)(2)(iv), 1122(d)(2)(v), 1122(d)(2)(vi), 1122(d)(2)(vii), 1122(d)(4)(i), 1122(d)(4)(ii), 1122(d)(4)(iii), 1122(d)(4(iv), 1122(d)(4)(v),1122(d)(4)(vi),1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), and 1122(d)(4)(xiv). The Company has determined that these servicing criteria are applicable to the activities it performs with respect to the asset- backed securities transactions being serviced at December 31, 2025, and for the year then ended. Management is responsible for the Company’s compliance with those servicing criteria. Our responsibility is to express an opinion on Bernard Financial Corporation’s compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the Public Company Accounting Oversight Board of the United States and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provided a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the servicing criteria.

Our examination disclosed no material noncompliance with the servicing criteria specified above. In our opinion, management’s assertion that Bernard Financial Corporation complied with the aforementioned servicing criteria for the year ended December 31, 2025 is fairly stated, in all material respects.

This report is intended for the information of management; however, this report is a matter of public record and its distribution is not limited.

/s/ Tramer & Bolbach, Inc.

Cleveland, Ohio

February 20, 2026

23775 Commerce Park, Suite 1 • Beachwood, Ohio 44122 • 216.765.8110 • 216.765.8166 (fax)